SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):    December 21, 2001

NORTHEAST BANCORP
_____________________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Maine _____________________________	1-14588 ________________________	01-0425066 ______________________
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
232 Center Street, Auburn, Maine __________________________________________	04210 _______________
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:	(207) 777-6411 _________________

Item 5. Other Events.

     Effective December 21, 2001, Mr. A. William Cannan resigned from his positions as a director, Executive Vice President and Chief Operating Officer of both Northeast Bancorp, a Maine corporation (the "Company"), and of Northeast Bank, FSB, a wholly owned subsidiary of the Company (the "Bank"). The Board of Directors of the Company subsequently approved the terms of a Separation Agreement which modifies and clarifies the terms of Mr. Cannan's Employment Agreement as it relates to his separation from the Company and the Bank (the "Separation Agreement"), and the Separation Agreement was executed by the parties thereto on January 2, 2002. Under the terms of the Separation Agreement, the Company has agreed to a severance package providing for, among other things, the continued payment of Mr. Cannan's base salary through March 21, 2002 and health benefits through March 31, 2002. The Separation Agreement also contains a covenant prohibiting Mr. Cannan from using, selling, or disclosing certain confidential information relating to the Company or the Bank and from soliciting the employment of the Company's or the Bank's employees. A copy of the Separation Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

     Mr. Cannan's resignation as Executive Vice President and COO of the Company and the Bank was announced by a press release issued on December 21, 2001. A copy of the press release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     James D. Delamater, President and CEO of the Company and of the Bank, will assume the duties of the COO of both the Company and the Bank.

Item 7. Financial Statements and Exhibits.
(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits required by Item 601 of Regulation S-K

Exhibit No.	Description
10.5	Severance Agreement by and between Northeast Bancorp and A. William Cannan
99.1	Press Release, issued December 21, regarding the resignation of Mr. Cannan as Executive Vice President and COO of Northeast Bancorp and Northeast Bank, FSB.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTHEAST BANCORP
Date: January 15, 2002	By: /S/ James D. Delamater James D. Delamater President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
10.5	Severance Agreement by and between Northeast Bancorp and A. William Cannan
99.1	Press Release, issued December 21, regarding the resignation of Mr. Cannan as Executive Vice President and COO of Northeast Bancorp and Northeast Bank, FSB.